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EXHIBIT 5.1

July 16, 2003

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

Ladies and Gentlemen:

        You have requested our opinion as Maryland counsel to Inland Real Estate Corporation, a corporation organized under the laws of Maryland ("Company"), in connection with the offering by the Company to its shareholders of an additional 7,500,000 shares of the Company's common stock, $0.01 par value per share ("Shares"), through the Company's Distribution Reinvestment Program.

        We have reviewed the Registration Statement on the Form S-3 (the "Registration Statement") and the prospectus included therein (the "Prospectus") relating to the Company's issuance of the additional Shares through its Distribution Reinvestment Program, and in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments as we deemed necessary or appropriate, including the Third Articles of Amendment and Restatement of the Company, the Bylaws of the Company, as amended, a consent of the Board of Directors of the Company, and the minutes of certain meetings of the Board of Directors of the Company to date relating to the authorization of issuance of the Shares. In such examination, we have assumed, without independent verification, the genuineness of the signatures (whether original or photocopy), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authenticate original documents of all documents submitted to us as certified or photocopies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

        Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that, on the basis of such examination, the Shares referred to in the Registration Statement, when issued and sold as contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable and no personal liability will attach to the ownership of such Shares.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus.

        The foregoing opinion is being furnished to, and is solely for the benefit of, the addressee named above and, except with our prior consent, is not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity other than said addressee.

                      Very truly yours,

                      SHAPIRO SHER GUINOT & SANDLER

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  EXHIBIT 5.1